As filed with the Securities and Exchange Commission on February 3, 1995
                                                   Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PRICE/COSTCO, INC.
           (Exact name of registrant as specified in its charter)


                DELAWARE                                  33-0572969
       (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)                  Identification No.)


                            10809 120TH AVENUE NE
                          KIRKLAND, WASHINGTON  98033
      (Address, including zip code, of principal executive offices)

          PRICE/COSTCO, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                      DISCRETIONARY OPTION EXTENSION ARRANGEMENT
                          REPLACEMENT STOCK OPTION GRANTS
                             (Full titles of the plans)

                              DONALD E. BURDICK, ESQ.
                              10809 120TH AVENUE NE
                            KIRKLAND, WASHINGTON 98033
                                 (206) 803-8100

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               JOSEPH J. GIUNTA, ESQ.
                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                         300 SOUTH GRAND AVENUE, SUITE 3400
                           LOS ANGELES, CALIFORNIA 90071
                                (213) 687-5000

                       CALCULATION OF REGISTRATION FEE

     __________________________________________________________________________
      TITLE OF                     PROPOSED      PROPOSED
      SECURITIES    AMOUNT TO BE   MAXIMUM       MAXIMUM
      TO BE         REGISTERED    OFFERING      AGGREGATE        AMOUNT OF
      REGISTERED                  PRICE PER     OFFERING        REGISTRATION
                                  SHARE 1 2      PRICE 2           FEE 3
     __________________________________________________________________________
      COMMON
      STOCK,        1,000,000
      PAR VALUE     SHARES 4 5    $13.75         $13,750,000       $4,741
      $0.01
      PER SHARE

      COMMON
      STOCK,
      PAR VALUE
      $0.01
      PER SHARE    338,326 6    SEE FOOTNOTE 7   $ 5,626,028       $1,940
   ____________________________________________________________________________

     1 ESTIMATED PURSUANT TO RULES 457(C) AND (H) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW SALE PRICES FOR A SHARE OF COMMON STOCK OF PRICE/COSTCO, INC. ("COMMON STOCK") ON THE NASDAQ STOCK MARKET'S NATIONAL MARKET ON JANUARY 31, 1995.

     2         ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE
               REGISTRATION FEE.

     3 THE REGISTRATION FEE HAS BEEN CALCULATED PURSUANT TO SECTION 6(B) OF THE SECURITIES ACT AS FOLLOWS: ONE-TWENTY-NINTH (1/29) OF ONE PERCENT OF THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE OF THE SHARES REGISTERED HEREBY.

     4 PLUS ADDITIONAL SHARES OF COMMON STOCK AS MAY BE ISSUABLE PURSUANT TO THE ANTIDILUTION PROVISIONS OF THE PRICE/COSTCO, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND THE DISCRETIONARY OPTION EXTENSIONN ARRANGEMENT (THE "PLANS").

     5 THE NUMBER OF SHARES BEING REGISTERED REPRESENTS THE NUMBER OF SHARES THAT MAY BE SOLD PURSUANT TO THE PLANS DURING THE REMAINDER OF 1995 AND SUBSEQUENT YEARS UNTIL A NEW
               REGISTRATION STATEMENT BECOMES EFFECTIVE.

     6 THE NUMBER OF SHARES BEING REGISTERED REPRESENTS THE NUMBER OF SHARES THAT MAY BE SOLD PURSUANT TO REPLACEMENT STOCK OPTION GRANTS DURING THE REMAINDER OF 1995 AND SUBSEQUENT YEARS UNTIL A NEW REGISTRATION STATEMENT BECOMES EFFECTIVE.

     7 REPRESENTS 63,599 SHARES AT AN EXERCISE OF $13.1455 PER SHARE, 5,348 SHARES AT AN EXERCISE PRICE OF $15.1250 PER SHARE, 52,164 SHARES AT AN EXERCISE PRICE OF $15.3756 PER SHARE, 26,270 SHARES AT AN EXERCISE PRICE OF $15.8451 PER SHARE, 31,950 SHARES AT AN EXERCISE PRICE OF $17.0188 PER SHARE, 57,932 SHARES AT AN EXERCISE PRICE OF $17.4883 PER SHARE, 63,284 SHARES AT AN EXERCISE PRICE OF $18.1925 PER SHARE, 7,661 SHARES AT AN EXERCISE PRICE OF $19.0000 PER SHARE, 24,115 SHARES AT AN EXERCISE PRICE OF $20.5399 PER SHARE, 1,887 SHARES AT AN EXERCISE PRICE OF $21.4789 PER SHARE AND 4,116 SHARES AT AN EXERCISE PRICE OF $24.5892 PER SHARE.



                            REGISTRATION STATEMENT
                                      ON
                                   FORM S-8

     PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

           Incorporated by reference in this Registration Statement are the following documents filed with the Securities and Exchange Commission (the "Commission"):

                    (a) Price/Costco, Inc.'s (the "Company") Annual Report on Form 10-K for the fiscal year ended August 28, 1994;

                    (b) the Company's Quarterly Report on Form 10-Q for the quarter ended November 20, 1994;

                    (c) the Company's Current Report on Form 8-K, dated December 21, 1994; and

                    (d) the Company's Registration Statement on Form 8-A, dated October 18, 1993.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

          ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

          ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Restated Certificate of Incorporation of the Company (the "Certificate") and the Amended and Restated Bylaws of the Company (the "Bylaws") provide for indemnification of present and former directors and officers of the Company, The Price Company ("Price") and Costco Wholesale Corporation ("Costco") and persons serving as directors, officers, employees or agents of another corporation or entity at the request of the Company, Price or Costco (each, an "Indemnified Party"), each to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL").
          Section 145 of the DGCL allows indemnification of specified persons by Delaware corporations, and describes requirements and limitations on such powers of indemnification. The Company has included in the Certificate and the Bylaws provisions which require the Company to indemnify an Indemnified Party if the standard of conduct and other requirements set forth therein and by the DGCL are met.

          Indemnified Parties are specifically indemnified in the Certificate and the Bylaws (the "Indemnification Provisions") from expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding (i) by reason of the fact that he or she is or was a director or officer of the Company, Price or Costco or served as a director, officer, employee or agent at the request of the Company, Price or Costco or (ii) by or in right of the Company, Price or Costco, provided that indemnification is permitted only with judicial approval if the Indemnified Party is adjudged to be liable to the Company. Such Indemnified Party must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the subject corporation and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his or her conduct was unlawful. Any indemnification must be authorized based on a determination that the indemnification is proper as the applicable standard of conduct has been met by the Indemnified Party. Such determination will be made by a majority vote of a quorum of the Board consisting of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel or by the stockholders. In the event that a determination is made that a director or officer is not entitled to indemnification under the Indemnification Provisions, the Indemnification Provisions provide that the Indemnified Party may seek a judicial determination of his or her rights to indemnification. The Indemnification Provisions further provide that the Indemnified Party is entitled to indemnification for and advancement of, all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from the Company an indemnity claim or advancement of expenses under the Indemnification Provision whether or not such Indemnified Party is successful.

          The Company will pay expenses incurred by a director or officer of the Company, or a former director or officer of Price or Costco, in advance of the final disposition of an action, suit or proceeding, if he or she undertakes to repay amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The Indemnification Provision is expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the Bylaws or any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction.

          The Company is authorized to purchase insurance on behalf of an Indemnified Party for liabilities incurred, whether or not the Company would have the power or obligation to indemnify him or her pursuant to the Certificate or the DGCL. The Company intends to obtain such insurance.

          The Company has also entered into indemnification agreements with certain of its officers and directors providing for the foregoing.

          ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

          ITEM 8.   EXHIBITS.

            Exhibit  Description
              No.

              4.1    Restated Certificate of Incorporation of
                     Price/Costco, Inc. (incorporated by reference to Exhibit 3(i) to Price/Costco, Inc.'s Registration Statement on Form S-4 (File No. 33-50359)).

              4.2 Form of Restated Bylaws of Price/Costco, Inc. (included as Annex V to the Offering
                     Circular/Prospectus contained in Price
                     Enterprises, Inc.'s Registration Statement on Form S-4 (File No. 33-55481)).

              4.3    Form of Specimen of Stock Certificate of
                     Price/Costco, Inc. (incorporated by reference to Exhibit 4.1 to Price/Costco, Inc.'s Registration Statement on Form S-4 (File No. 33-50359)).

              5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom.

             23.1    Consent of Arthur Andersen LLP.

             23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (included in their opinion filed as Exhibit 5.1).

             24.1 Power of Attorney (included on the signature page of this Registration Statement).

     ITEM 9.   UNDERTAKINGS.

      (a)      The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required
               by Section 10(a) (3) of the Securities Act of
               1933;

                    (ii) To reflect in the prospectus any
               facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)     To include any material
               information with respect to the plan of
               distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on this 31st day of January, 1995.

                                PRICE/COSTCO, INC.

                              By /s/ James D. Sinegal
                                 _________________________________
                                  James D. Sinegal
                                  President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James D. Sinegal with full power of substitution, to file one or more amendments, including post-effective amendments, to this registration statement, which amendments may make such changes as James D. Sinegal deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints James D. Sinegal acting individually, with full power of substitution, as Attorney-in-Fact to execute his name and on his behalf to file any such amendments to this registration statement.

               Signature                  Title         Date

     /s/ James D. Sinegal           President, Chief    January 31, 1995
     ___________________________    Executive Officer
         James D. Sinegal           and Director

     /s/ Jeffrey H. Brotman         Chairman of the     January 31, 1995
     ___________________________    Board of Directors
         Jeffrey H. Brotman

     /s/ Richard A. Galanti         Executive Vice      January 31, 1995
     ___________________________    President, Chief
         Richard A. Galanti         Financial Officer
                                    and Director
                                    (Principal
                                    Financial Officer
                                    and Principal
                                    Accounting
                                    Officer)

     /s/ Richard D. DiCerchio       Executive Vice      January 31, 1995
     __________________________     President and
         Richard D. DiCerchio       Director

     /s/ Daniel Bernard             Director            January  31, 1995
     __________________________
         Daniel Bernard

     /s/ Hamilton E. James          Director            January  31, 1995
     __________________________
         Hamilton E. James

     /s/ Richard M. Libenson        Director            January  31, 1995
     __________________________
         Richard M. Libenson

     /s/ John W. Meisenbach         Director            January  31, 1995
     _________________________
         John W. Meisenbach

     /s/ Frederick O. Paulsell, Jr. Director            January  31, 1995
     _________________________
         Frederick O. Paulsell, Jr.



_______________________________________________________________________________

                                 EXHIBIT INDEX

     Exhibit No.    Description

       4.1          Restated Certificate of Incorporation of
                    Price/Costco, Inc. (incorporated by
                    reference to Exhibit 3(i) to
                    Price/Costco, Inc.'s Registration
                    Statement on Form S-4 (File No. 33-
                    50359)).

       4.2          Form of Restated Bylaws of Price/Costco,
                    Inc. (included as Annex V to the
                    Offering Circular/Prospectus contained
                    in Price Enterprises, Inc.'s
                    Registration Statement on Form S-4 (File
                    No. 33-55481)).

       4.3          Form of Specimen of Stock Certificate of
                    Price/Costco, Inc. (incorporated by
                    reference to Exhibit 4.1 to
                    Price/Costco, Inc.'s Registration
                    Statement on Form S-4 (File No. 33-
                    50359)).

       5.1          Opinion of Skadden, Arps, Slate, Meagher
                    & Flom.

       23.1         Consent of Arthur Andersen LLP.

       23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (included in their opinion filed as Exhibit 5.1).

       24.1         Power of Attorney (included on the
                    signature page of this Registration
                    Statement).


_______________________________________________________________________________

                                                                  Exhibit 5

                    Skadden, Arps, Slate, Meagher & Flom
                             One Rodney Square
                         Wilmington, Delaware  19801

                                February 1,  1995

          Price/Costco, Inc.
          10809 120th Avenue NE
          Kirkland, Washington  98033

                    Re:  Price/Costco, Inc.
                         Registration Statement on Form S-8

          Ladies and Gentlemen:

               At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") that you intend to file with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,338,326 shares (the "Shares") of common sock, par value $.01 per share ("Common Stock), of Price/Costco, Inc. (the "Company") to be issued by the Company under the Price/Costco, Inc. Non-Employee Director Stock Option Plan, the Discretionary Option Extension Arrangement and certain replacement option grants (collectively, the "Plans").

               In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plans, (ii) the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (iii) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Shares, the Plans and the Registration Statement, (iv) the form of specimen certificate representing the Common Stock and (v) such other documents, certificates and records as we have considered necessary or appropriate for purposes of this opinion.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

               Members of our firm are admitted to the Bar in the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction.

               Based upon and subject to the foregoing, and assuming (i) the valid issuance of options pursuant to the Plans and (ii) the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates, we are of the opinion that the Shares, when issued upon exercise of options in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration
          Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,

                              SKADDEN, ARPS, SLATE, MEAGHER & FLOM


_______________________________________________________________________________

                                                       Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Price/Costco, Inc. of our reports dated November 14, 1994 included in Form 10-K of Price/Costco, Inc. for the year ended August 28, 1994, and to all references to our firm included therein.

                                  ARTHUR ANDERSEN LLP

          Seattle, Washington
          January 30, 1995